Exhibit 8(t)(v)

                   AMENDMENT TO PARTICIPATION AGREEMENT AMONG
                        VAN ECK WORLDWIDE INSURANCE TRUST
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the February 29, 2000 Participation Agreement (the "Agreement"), among Van Eck Worldwide Trust and Jefferson National Life Insurance Company ("Jefferson National") as follows:

      Effective immediately the parties agree that the name `Van Eck Worldwide Insurance Trust' will be replaced in all places in the Agreement by the name "Van Eck VIP Trust".

      Exhibits A thereto is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

      All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2010.

                                         VAN ECK VIP TRUST

                                         By: ___________________________________
                                         Name:
                                         Title:

                                         JEFFERSON NATIONAL LIFE INSURANCE
                                         COMPANY

                                         By:  __________________________________
                                         Name:  Craig A. Hawley
                                         Title: General Counsel and Secretary

                                    EXHIBIT A

Participating Series of
Van Eck VIP Trust

Van Eck VIP Global Bond Fund
Van Eck VIP Emerging Markets Fund
Van Eck VIP Global Hard Assets Fund
Van Eck VIP Multi-Manager Alternative Fund


                                  Page 2 of 2